Exhibit 99.3

FINANCIAL STATEMENTS (UNAUDITED)

Palvella Therapeutics, Inc.

For the Quarterly Period Ended September 30, 2024

PALVELLA THERAPEUTICS, INC.

Table of Contents

Financial Statements (Unaudited)
Balance Sheets as of September 30, 2024 and December 31, 2023	3
Statements of Operations for the Three and Nine Months Ended September 30, 2024 and 2023	4
Statements of Changes in Convertible Preferred Stock and Stockholders’ Deficit for the Three and Nine Months Ended September 30, 2024 and 2023	5-6
Statements of Cash Flows for the Nine Months Ended September 30, 2024 and 2023	7
Notes to Financial Statements	8-22

PALVELLA THERAPEUTICS, INC.

BALANCE SHEETS

(in thousands, except share and per share amounts)

	September 30, 2024	December 31, 2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$14,207	$7,350
Deferred transaction costs	1,673	—
Prepaid expenses and other current assets	441	198
Total current assets	16,321	7,548
Total assets	$16,321	$7,548

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$3,130	$936
Accrued expenses and other current liabilities	4,505	1,424
Total current liabilities	7,635	2,360

Royalty agreement liability	10,819	8,054
Derivative liabilities – royalty agreement	1,418	1,014
Convertible notes payable	13,250	—
Total liabilities	33,122	11,428

Commitments and contingencies (Note 10)

Convertible preferred stock, $0.00001 par value; 20,655,895 shares authorized; 15,360,787 shares issued and outstanding at September 30, 2024 and December 31, 2023; aggregate liquidation value of $66,063 at September 30, 2024	70,603	70,603

Stockholders’ deficit:
Common stock, $0.00001 par value; 29,000,000 (25,500,000 voting and 3,500,000 non-voting) shares authorized; 5,720,009 (5,050,000 voting and 670,009 non-voting) shares issued and outstanding at September 30, 2024 and December 31, 2023	—	—
Additional paid-in capital	2,380	1,818
Accumulated deficit	(89,784)	(76,301)
Total stockholders’ deficit	(87,404)	(74,483)
Total liabilities, convertible preferred stock and stockholders’ deficit	$16,321	$7,548

The accompanying notes are an integral part of these financial statements.

PALVELLA THERAPEUTCS, INC.

STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Operating expenses:
Research and development	$3,182	$1,096	$5,608	$8,094
General and administrative	1,880	457	4,121	2,359
Total operating expenses	5,062	1,553	9,729	10,453

Operating loss	(5,062)	(1,553)	(9,729)	(10,453)

Other (expense) income:
Interest (expense) income - royalty agreement	(1,017)	(1,298)	(2,764)	7,407
Interest expense – convertible notes payable	(220)	-	(249)	-
Fair value adjustments on derivative liabilities - royalty agreement	(75)	(52)	(404)	541
Fair value adjustments on convertible notes payable	(568)	-	(568)	-
Other (expense) income, net	167	71	231	657
Net loss	$(6,775)	$(2,832)	$(13,483)	$(1,848)

Net loss per share:
Basic and diluted	$(1.22)	$(0.53)	$(2.46)	$(0.42)
Weighted-average shares used in computing net loss per share:
Basic and diluted	5,720,009	5,720,009	5,720,009	5,720,009

The accompanying notes are an integral part of these financial statements.

PALVELLA THERAPEUTICS, INC.

STATEMENTS OF CHANGES IN CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT (UNAUDITED)

(in thousands, except share amounts)

For the Three Months Ended September 30, 2024 and 2023

	Convertible				Additional		Total
	Preferred Stock		Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance at June 30, 2023	15,360,787	$70,603	5,720,009	$—	$1,515	$(94,008)	$(92,493)
Stock-based compensation	—	—	—	—	154	—	154
Net loss	—	—	—	—	—	(2,832)	(2,832)
Balance at September 30, 2023	15,360,787	$70,603	5,720,009	$—	$1,669	$(96,840)	$(95,171)

Balance at June 30, 2024	15,360,787	$70,603	5,720,009	$—	$2,181	$(83,009)	$(80,828)
Stock-based compensation	—	—	—	—	199	—	199
Net loss	—	—	—	—	—	(6,775)	(6,775)
Balance at September 30, 2024	15,360,787	$70,603	5,720,009	$—	$2,380	$(89,784)	$(87,404)

The accompanying notes are an integral part of these financial statements.

PALVELLA THERAPEUTICS, INC.

STATEMENTS OF CHANGES IN CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT (UNAUDITED)

(in thousands, except share amounts)

For the Nine Months Ended September 30, 2024 and 2023

	Convertible				Additional		Total
	Preferred Stock		Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance at January 1, 2023	15,360,787	$70,603	5,720,009	$—	$1,215	$(94,992)	$(93,777)
Stock-based compensation	—	—	—	—	454	—	454
Net loss	—	—	—	—	—	(1,848)	(1,848)
Balance at September 30, 2023	15,360,787	$70,603	5,720,009	$—	$1,669	$(96,840)	$(95,171)

Balance at January 1, 2024	15,360,787	$70,603	5,720,009	$—	$1,818	$(76,301)	$(74,483)
Stock-based compensation	—	—	—	—	562	—	562
Net loss	—	—	—	—	—	(13,483)	(13,483)
Balance at September 30, 2024	15,360,787	$70,603	5,720,009	$—	$2,380	$(89,784)	$(87,404)

The accompanying notes are an integral part of these financial statements.

PALVELLA THERAPEUTICS, INC.

STATEMENTS OF CASH FLOWS (UNAUDITED)

(in thousands)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities
Net loss	$(13,483)	$(1,848)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash interest (income) expense – royalty agreement	2,764	(7,407)
Non-cash interest expense – convertible notes payable	249	—
Change in fair value of derivative liabilities - royalty agreement	404	(541)
Change in fair value of convertible notes payable	568	—
Stock-based compensation	562	454
Costs to issue convertible notes payable	129	—
Change in operating assets and liabilities:
Prepaid expenses and other current assets	(243)	290
Accounts payable	2,195	(1,184)
Accrued expenses and other current liabilities	1,408	(1,040)
Net cash used in operating activities	(5,447)	(11,276)

Cash flows from financing activities
Proceeds from the issuance of convertible notes payable	12,433	—
Costs to issue convertible notes payable	(129)	—
Net cash provided by financing activities	12,304	—

Net increase (decrease) in cash and cash equivalents	6,857	(11,276)
Cash and cash equivalents at beginning of year	7,350	16,053
Cash and cash equivalents at end of period	$14,207	$4,777

Supplementary schedule of non-cash financing activities:
Deferred transaction costs, accrued but not paid	$1,673	$—

The accompanying notes are an integral part of these financial statements.

PALVELLA THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

1. Description of Business, Organization and Liquidity

Business Risks and Liquidity

Palvella Therapeutics, Inc. (the “Company”) is a late clinical-stage biopharmaceutical company committed to serving individuals suffering from serious, rare genetic skin diseases without approved therapies. The Company’s lead product candidate, QTORIN 3.9% rapamycin anhydrous gel (“QTORIN rapamycin”), is based on the Company’s patented QTORIN platform. QTORIN rapamycin is in clinical development for two rare genetic skin disorders. Since inception, the Company has devoted substantially all of its time to identifying, researching and conducting preclinical and clinical activities for its product candidates, acquiring and developing its platform technology, organizing and staffing the Company, business planning, raising capital and establishing its intellectual property portfolio. The Company’s principal executive offices are located in Wayne, Pennsylvania.

Liquidity

Since inception, the Company has incurred net losses and negative cash flows from operations. During the three and nine months ended September 30, 2024, the Company reported net loss of $6.8 million and $13.5 million, respectively, and net cash used in operating activities of $5.4 million. At September 30, 2024, the Company had an accumulated deficit of $89.8 million.

The Company has financed its operations to date primarily through the sale of its convertible preferred stock, funding received under a royalty agreement, and entering into a convertible note purchase agreement that are convertible into the Company’s common stock based on certain conditions and events. $13.2 million of the convertible note purchase agreements has been issued as of September 30, 2024, which includes $12.4 million in principal and $0.8 million of accrued interest and other expense related to the fair value adjustment of the convertible notes. An additional $6.0 million in convertible notes has been issued in total through December 13, 2024. Management does not expect to generate commercial revenue or operating cash flows for at least the next several years. The Company’s ability to continue as a going concern in the near term is largely dependent on its ability to obtain additional sources of financing in order to fund operating expenses, complete development of its product candidates, obtain regulatory approvals, launch, and commercialize its product candidates, and continue research and development programs. Assuming no additional fund raising, the Company’s forecasted cash required to fund operations indicates that the Company does have sufficient funds to support operations through the one-year period from the issuance date of these financial statements. Accordingly, there is no doubt about the Company’s ability to continue as a going concern within one year after the date that these financial statements are issued. In December 2024, the Company closed the merger receiving $11.4 million of cash from the public company and an additional $66.0 million from the closing of the PIPE, $60.0 million from PIPE investors and $6.0 million received from convertible notes. The total PIPE was $78.4 million in total cash, of which $18.4 million was received under convertible notes, and $60.0 million received at the closing of the PIPE.

The accompanying financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts of classification of liabilities that might result from the outcome of this uncertainty.

2. Summary of Significant Accounting Policies

Basis of presentation

The accompanying unaudited financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) for interim reporting. Any references in these notes to applicable guidance is meant to refer to GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (“FASB”).

Accordingly, these interim Financial Statements do not include all disclosures required by U.S. GAAP for annual financial statements pursuant to the rules and regulations of the U.S. Securities and Exchange Commission, or SEC. In management’s opinion, the unaudited interim Financial Statements have been prepared on the same basis as the annual financial statements and include all adjustments, which include only normal recurring adjustments, necessary for the fair presentation of the Company’s financial position as of September 30, 2024, the Company’s results of operations for the three and nine months ended September 30, 2024 and 2023, and cash flows for the nine months ended September 30, 2024 and 2023. The results of operations for the three and nine months ended September 30, 2024 are not necessarily indicative of the results to be expected for the full fiscal year or any other future interim or annual periods.

PALVELLA THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

The information contained within the unaudited interim financial statements should be read in conjunction with the audited financial statements and accompanying notes as of and for the year ended December 31, 2023.

Use of estimates

The preparation of financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Management considers many factors in selecting appropriate financial accounting policies and controls and in developing the estimates and assumptions that are used in the preparation of these financial statements. Management must apply significant judgment in this process and actual results could differ materially from those estimates.

Concentration of credit risk and other risks and uncertainties

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company holds all cash at two accredited financial institutions in amounts that exceed federally insured limits. The Company does not believe that it is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships. The Company has not experienced any losses on its deposits of cash and cash equivalents.

The Company is dependent on contract manufacturing organizations (“CMOs”) to supply products for research and development of its product candidates, including pre-clinical and clinical studies, and for commercialization of its product candidates, if approved. The Company’s development programs could be adversely affected by any significant interruption in its CMOs’ operations or by a significant interruption in the supply of active pharmaceutical ingredients and other components.

Products developed by the Company require approval from the U.S. Food and Drug Administration (“FDA”) or other international regulatory agencies prior to commercial sales. There can be no assurance the Company’s product candidates will receive the necessary approvals. If the Company is denied approvals, approvals are delayed, or it is unable to maintain approvals received, such events could have a materially adverse impact on the Company.

Cash and cash equivalents

Cash and cash equivalents are held in accounts at two independent financial institutions. Cash equivalents are defined as money market funds with maturity from date of purchase of 90 days or less that are readily convertible into cash.

Fair value measurements

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

●	Level 1 – Quoted prices in active markets for identical assets or liabilities.

PALVELLA THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

●

Level 2 – Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

●

Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies, and similar techniques.

At September 30, 2024 and December 31, 2023, the carrying amounts of financial instruments, which include cash and cash equivalents, accounts payable, and accrued expenses and other liabilities, approximate their fair value due to their short maturities. The Company records its derivative liabilities and convertible notes payable at fair value. At September 30, 2024 and December 31, 2023, the fair value of the royalty agreement liability, which is based on Level 3 inputs (including probability-weighted cash flow estimates of the Company’s potential future royalty payments and a weighted-average cost of capital of 24.0% and 24.5%, respectively) is approximately $11.9 million and $8.0 million, respectively.

Derivative instruments

The Company has milestone payments which may be required in connection with the royalty agreement (see Note 4) that were determined to be derivative liabilities. The valuation of the derivative liabilities is based on unobservable inputs and, therefore, represent Level 3 financial liabilities. The fair value of the derivative liabilities – royalty agreement was calculated using the present value of the potential payments using a weighted-average cost of capital and an assessment of the probability of the achievement of the milestones as well as an assessment of the timing of the potential milestone payments.

The derivative liabilities – royalty agreement was initially recorded at fair value, with gains and losses arising for changes in fair value of the derivative liabilities – royalty agreement recognized within the statements of operations as fair value adjustments on the derivative liabilities at each financial reporting period.

Convertible Notes

The fair value of the Convertible Notes was based on a probability-weighted expected return model ("PWERM"), which represents Level 3 measurements. The valuation utilized unobservable inputs, including estimates of the probability and timing of future commercialization of products not yet approved by the FDA or other regulatory agencies. Other significant assumptions include the discount rate, the fair value of our common stock, volatility, probability of the Convertible Notes being held to maturity, the probabilities of certain exit events, including a qualified financing, non-qualified financing, or corporate transaction.

As permitted under FASB ASC Topic 825, Financial Instruments (“ASC 825”), the Company elected the fair value option to account for its September 2024 convertible notes (collectively, the “Convertible Notes”). In accordance with ASC 825, the Company records these convertible notes at fair value with changes in fair value recorded in the Statement of Operations. As a result of applying the fair value option, direct costs and fees of $0.1 million related to the convertible notes were expensed as incurred and were not deferred. See Note 6.

Research and development expenses

Research and development costs are charged to expense as incurred. Research and development expenses include, among other costs, salaries and benefits of scientific personnel and the external cost of producing and testing the clinical material for clinical trials.

PALVELLA THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

The Company has entered various research and development and clinical trial-related contracts. The Company defers and capitalizes prepaid nonrefundable advance research and development payments to third parties for goods and services to be used in future research and development activities and recognizes to research and development expense over the period that the research and development activities are performed or the services are provided. These agreements are generally cancelable, and related payments are recorded as research and development expenses as incurred. The Company records accruals for estimated ongoing research and clinical trial costs. When determining the accruals, at the end of a reporting period, the Company analyzes progress of its studies and clinical trials, including the phase or completion of events, invoices received and contracted costs. Actual results could differ from the Company’s estimates.

Stock-based compensation

The Company measures all stock options and other stock-based awards granted to employees, directors, consultants, and other nonemployees based on the fair value on the date of the grant and recognizes compensation expense of those awards over the requisite service period on a straight-line basis, which is generally the vesting period of the respective award. The Company recognizes forfeitures at the time forfeitures occur.

The Company classifies stock-based compensation expense in its statements of operations in the same way the payroll costs or service payments are classified for the related stock-based award recipient.

The fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option pricing model (“Black-Scholes”). Black-Scholes requires inputs based on certain subjective assumptions, including (i) the expected stock price volatility, (ii) the expected term of the award, (iii) the risk-free interest rate and (iv) expected dividends. Due to the lack of a public market for the Company’s common stock and lack of company-specific historical and implied volatility data, the Company has based its computation of expected volatility on the historical volatility of a representative group of public companies with similar characteristics to the Company, including stage of product development and life science industry focus. The historical volatility is calculated based on a period of time commensurate with expected term assumption. The Company uses the simplified method to calculate the expected term for options granted whereby the expected term equals the arithmetic average of the vesting term and the original contractual term of the options due to its lack of sufficient historical data. The risk-free interest rate is based on U.S. Treasury securities with a maturity date commensurate with the expected term of the associated award. The expected dividend yield is assumed to be zero as the Company has never paid dividends and has no current plans to pay any dividends on its common stock.

Government Grants

The Company recognizes grants from governmental agencies when there is reasonable assurance that the Company will comply with the conditions attached to the grant arrangement and the grant will be received. The Company evaluates the conditions of each grant as of each reporting period to evaluate whether the Company has reached reasonable assurance of meeting the conditions of each grant arrangement and that it is expected that the grant will be received as a result of meeting the necessary conditions. Grants are recognized in the consolidated statements of operations on a systematic basis over the periods in which the Company recognizes the related costs for which the government grant is intended to compensate. Specifically, grant income related to research and development costs is recognized as such expenses are incurred. Grant income is recorded as a reduction of research and development costs in the statements of operations. In September 2024, the Company received a grant award notice from the Department of Health and Human Services in connection with its ongoing Phase 3 clinical trial, SELVA, whereby the Company expects to receive approximately $0.5 million through August 2025. For the quarter ended September 30, 2024, the Company recognized $14,000 of grant income as a reduction to research and development costs in the statements of operations.

Income taxes

The Company accounts for income taxes using the asset and liability method, which requires the recognition of deferred taxes using an asset and liability approach. The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred income tax assets and liabilities are determined based on differences between the financial statement reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred income tax assets are reduced, as necessary, by a valuation allowance when management determines it is more likely than not that some or all the tax benefits will not be realized. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in the period that such tax rate changes are enacted.

PALVELLA THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

The Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not to be sustained upon examination based on the technical merits of the position. The amount of the accrued liability for which an exposure exists is measured as the largest amount of benefit determined on a cumulative probability basis that the Company believes is more likely than not to be realized upon ultimate settlement of the position. The Company has elected to treat interest and penalties, to the extent they arise, as a component of income taxes.

Related party transactions

The Company’s board of directors reviews and approves transactions with directors, officers, and holders of 5% or more of its voting securities and their affiliates, each a related party. The material facts as to the related party’s relationship or interest in the transaction are disclosed to its board of directors prior to their consideration of such transaction, and the transaction is not considered approved by its board of directors unless a majority of the directors who are not interested in the transaction approve the transaction.

Segments

Operating segments are defined as components of an entity for which separate financial information is available and that is regularly reviewed by the chief operating decision maker (“CODM”), in deciding how to allocate resources to an individual segment and in assessing performance. The Company’s CODM is its chief executive officer. The Company has determined it operates in one segment.

Net (loss) income per share

The Company’s convertible preferred stock are participating securities. Accordingly, in any period in which the Company reports net income, basic earnings per share is computed using the “two-class” method which includes the weighted- average number of shares of common stock outstanding during the period and other securities that participate in dividends (a participating security). During the periods where the Company incurs net losses, the Company allocates no loss to participating securities because these securities have no contractual obligation to share in the losses of the Company.

Basic net loss per share of common stock is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during each period. Diluted net loss per share of common stock includes the effect, if any, from the potential exercise or conversion of securities, such as convertible preferred stock and stock options, which would result in the issuance of incremental shares of common stock. For diluted net loss per share, the weighted-average number of shares of common stock is the same for basic net loss per share due to the fact that when a net loss exists, dilutive securities are not included in the calculation as the impact is anti-dilutive. For the three and nine months ended September 30, 2024 and 2023 basic and diluted net loss per share are the same.

Recently issued accounting standards

In December 2023, the FASB issued ASU No. 2023-09, Improvements to Income Tax Disclosures which requires disclosure of disaggregated income taxes paid, prescribes standard categories for the components of the effective tax rate reconciliation, and modifies other income tax-related disclosures. ASU No. 2023-09 is effective for fiscal years beginning after December 15, 2024 for public companies and December 15, 2025 for private companies and allows for adoption on a prospective basis, with a retrospective option. Early adoption is permitted. The Company is currently evaluating the impact of the ASU on the income tax disclosures within its financial statements.

PALVELLA THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

In November 2023, the FASB issued ASU No. 2023-07, Improvements to Reportable Segment Disclosures which requires that a public entity provide additional segment disclosures on an interim and annual basis. The amendments in this ASU should be applied retrospectively to all prior periods presented in the financial statements, unless impracticable. Upon transition, the segment expense categories and amounts disclosed in the prior periods should be based on the significant segment expense categories identified and disclosed in the period of adoption. For public companies the ASU is effective for fiscal years beginning after December 15, 2023 and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company is currently evaluating the impact of the adoption on the Company’s financial statements.

3. Fair Value Measurements

The following table presents information about the Company’s financial assets and liabilities measured at fair value on a recurring basis and indicate the level of the fair value hierarchy utilized to determine such fair values (in thousands):

	September 30, 2024
	Level 1	Level 2	Level 3	Total
Current assets:
Money market funds	$13,889	$—	$—	$13,889
Total assets measured at fair value	$13,889	$—	$—	$13,889

Liabilities:
Derivative liabilities - royalty agreement	$—	$—	$1,418	$1,418
Convertible notes payable	—	—	13,250	13,250
Total liabilities measured at fair value	$—	$—	$14,668	$14,668

	December 31, 2023
	Level 1	Level 2	Level 3	Total
Current assets:
Money market funds	$7,203	$—	$—	$7,203
Total assets measured at fair value	$7,203	$—	$—	$7,203

Liabilities:
Derivative liabilities - royalty agreement	$—	$—	$1,014	$1,014
Total liabilities measured at fair value	$—	$—	$1,014	$1,014

Money market funds are highly liquid investments and are actively traded. The pricing information on the Company’s money market funds is based on quoted prices in active markets for identical securities. This approach results in a classification of these securities as Level 1 of the fair value hierarchy. Money market funds are cash equivalents and are included in cash and cash equivalents on the Company’s balance sheet as of September 30, 2024 and December 31, 2023.

The Company measures the Convertible Notes and warrant liabilities at fair value based on significant inputs not observable in the market, which causes them to be classified as a Level 3 measurement within the fair value hierarchy. These valuations use assumptions and estimates the Company believes would be made by a market participant in making the same valuation. The Company assesses these assumptions and estimates on an on-going basis as additional data impacting the assumptions and estimates are obtained. Changes in the fair value of the Convertible Notes and warrant liabilities related to updated assumptions and estimates are recognized within the statements of operations. There were no changes in instrument-specific credit risk for the Notes for the periods ended September 30, 2024.

The fair value of the Convertible Notes and warrant liabilities may change significantly as additional data is obtained, impacting the Company’s assumptions regarding probabilities of outcomes used to estimate the fair value of the liabilities. The estimates of fair value may not be indicative of the amounts that could be realized in a current market exchange. Accordingly, the use of different market assumptions and/or different valuation techniques may have a material effect on the estimated fair value amounts, and such changes could materially impact the Company’s results of operations in future periods.

PALVELLA THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

The key assumptions used to determine the fair value of the derivative liabilities – royalty agreement at September 30, 2024 and December 31, 2023 are as follows:

	September 30, 2024	December 31, 2023
Discount rate	24.0%	25.0%
Probability rate of achieving FDA approval of a product	56.6%	50.0%
Expected term to FDA regulatory approval of a product (in years)	2.67	3.50

The following assumptions were used in determining the fair value of the Convertible Notes as of September 30, 2024:

September 30, 2024
Risk-free interest rate	4.40%
Volatility	77.50%
Dividend yield	0.00%
Probability-weighted remaining term (years)	0.5
Stock price	$3.67

The following tables provide reconciliations of the liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) at September 30, 2024 (in thousands):

Derivative Liabilities – Royalty Agreement

	Three Months Ended September 30, 2024	Nine Months Ended September 30, 2024
Balance, beginning of period	$1,343	$1,014
Fair value adjustments	75	404
Balance, end of the period	$1,418	$1,418

Convertible Notes Payable

	Three Months Ended September 30, 2024	Nine Months Ended September 30, 2024
Balance, beginning of period	$10,029	$-
Initial fair value at issuance	-	10,000
Issuance of convertible notes during the period	2,433	2,433
Accrued interest expense	220	249
Fair value adjustments	568	568
Balance, end of the period	$13,250	$13,250

PALVELLA THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

4. Strategic Agreements

Ligand Development Funding Agreement

In December 2018, the Company entered into the Ligand Agreement with Ligand, whereby Ligand agreed to make a one-time payment of $10.0 million to fund the development of QTORIN rapamycin. As partial consideration for the one-time payment, the Company granted Ligand the right to receive up to $8.0 million in milestone payments upon the achievement of certain corporate, financing and regulatory milestones by the Company related to QTORIN rapamycin for the treatment of any and all indications. In addition, the Company agreed to pay to Ligand tiered royalties from 5.0% to 9.8% based on any aggregate annual worldwide net product sales of any products based on QTORIN rapamycin. On a licensed product-by-licensed product and country-by-country basis, the royalty period is from the date of first commercial sale of such licensed product in a country until the latest of (i) the expiration of the last valid claim within the licensed patent rights covering such licensed product in the country in which such licensed product is made, used or sold, (ii) the expiration of the regulatory exclusivity term conferred by the applicable regulatory authority in such country with respect to such licensed product, and (iii) the fifteenth anniversary of the first commercial sale of such licensed product in such country. In certain circumstances, the agreement allowed the Company to reduce the royalty rates under the Ligand Agreement by making payments (“Royalty Buy Down Payments”). Specifically, once the Company has made royalty payments to Ligand equal to certain specified amounts in the mid eight figures, the Company has the option to make Royalty Buy Down Payments at any time during the remainder of the term of the Ligand Agreement to reduce its certain royalty tier percentages on annual worldwide net sales of any products by one or two percentage points. Such Royalty Buy Down Payments range in size from the low seven figures to the low eight figures.

Ligand may terminate the agreement for any or no reason upon a 90-day notice to the Company. Ligand may also terminate the agreement for cause in connection with a material breach that the Company does not cure within a certain period of time.

The total amount of potential future milestone payments remaining under the arrangement were $5.0 million as of September 30, 2024 and December 31, 2023. The potential future milestone payments represent derivative liabilities with a fair value of $1.4 million and $1.0 million as of September 30, 2024 and December 31, 2023, respectively, which are classified as derivative liabilities – royalty agreement on the accompanying balance sheets. See Note 3 for fair value measurements.

The Company’s obligation to pay tiered royalties under the Ligand Agreement was determined to be a debt instrument based on the likelihood of repaying the amounts provided to fund the development of QTORIN rapamycin and that the Company has significant continuing involvement in the generation of the cash flows potentially due to Ligand. This obligation is reflected as royalty agreement liability which is classified as a long-term liability on the accompanying balance sheets. Interest expense with respect to the royalty agreement liability is determined using the effective interest method based upon probability-adjusted cash flow estimates of the Company’s potential future royalty payments under the Ligand Agreement, yielding an effective interest rate of 39.9% and 20.2% for the three and nine months ended September 30, 2024 and 2023, respectively. Changes in these estimates impact the amount of interest expense recognized through the accompanying statements of operations. During the second quarter 2023, the Company received data from certain of its clinical trials that reduced the projected net product sales related to QTORIN rapamycin and the corresponding probabilities of successful commercialization resulting in a significant reduction in the future royalty agreement liability. In the second quarter of 2024, the Company received data that adjusted the projected net product sales related to QTORIN rapamycin resulting in an increase to the future royalty agreement liability. The Company incurred non-cash interest expense of $1.0 million and $1.3 million for the three months ended September 30, 2024 and 2023, respectively. The Company incurred non-cash interest expense of $2.8 million for the nine months ended September 30, 2024 and non-cash interest income of $7.4 million for the nine months ended September 30, 2023. Interest (expense) income is a component of the royalty agreement liability on the accompanying balance sheets.

In November 2023, the Ligand Agreement was amended (the “Amended Ligand Agreement”), whereby Ligand paid the Company an additional $5.0 million in return for an increase in the future tiered royalties to 8.0% to 9.8% of any aggregate annual worldwide net product sales of any products based on QTORIN rapamycin. The Royalty Buy Down Payments, and the associated rate modifications, in the original agreement were eliminated as part of the amendment. The Company determined that the original Ligand Agreement was extinguished with the newly Amended Ligand Agreement recorded at the estimated fair value of the royalty agreement liability on the date of the amendment. This resulted in a one-time, non-cash gain on extinguishment of approximately $23.1 million for the quarter ended December 31, 2023.

PALVELLA THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

The Ligand Agreement requires the Company to make certain estimates and assumptions about the future development, FDA approval, commercialization, and net sales of any product containing QTORIN rapamycin. These estimates and assumptions are subject to significant variability and are thus subject to significant uncertainty. Therefore, these estimates and assumptions are likely to change as the Company develops and commercializes products containing QTORIN rapamycin that may result in future adjustments to the royalty agreement liability, the derivative liabilities, and the accretion of interest expense.

5. Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following (in thousands):

	September 30,	December 31,
	2024	2023
Professional fees	$2,343	$960
Compensation expense	1,462	175
Research and development expenses	418	120
Other	282	169
Total accrued expenses and other current liabilities	$4,505	$1,424

6. Convertible Notes Payable

To facilitate the ongoing operations of the Company, the Company entered into the following Convertible Notes during the periods ended September 30, 2024:

	Issuance Date	Original Issuance Amount	Maturity Date	Interest Rate	Fair Value as of September 30, 2024
Note 1	6/4/2024	$5,000,000	6/6/2027	SOFR + 2%	$5,348,754
Note 2	6/26/2024	2,500,000	6/6/2027	SOFR + 2%	2,662,842
Note 3	6/26/2024	2,500,000	6/6/2027	SOFR + 2%	2,662,842
Note 4	7/17/2024	50,000	6/6/2027	SOFR + 2%	53,037
Note 5	7/17/2024	50,000	6/6/2027	SOFR + 2%	53,036
Note 6	7/19/2024	20,000	6/6/2027	SOFR + 2%	159,047
Note 7	7/19/2024	143,000	6/6/2027	SOFR + 2%	151,624
Note 8	7/19/2024	100,000	6/6/2027	SOFR + 2%	106,031
Note 9	7/19/2024	70,000	6/6/2027	SOFR + 2%	74,222
Note 10	7/19/2024	150,000	6/6/2027	SOFR + 2%	21,206
Note 11	7/22/2024	700,000	6/6/2027	SOFR + 2%	741,776
Note 12	7/22/2024	500,000	6/6/2027	SOFR + 2%	529,840
Note 13	7/22/2024	150,000	6/6/2027	SOFR + 2%	158,952
Note 14	8/20/2024	500,000	6/6/2027	SOFR + 2%	526,791
		$12,433,000			$13,250,000

Total interest expense incurred on the Convertible Notes during the nine months ended September 30, 2024 totaled $249,000. As of and for the three and nine months ended September 30, 2024, the interest rate for the Convertible Notes was 6.80%.

Upon a Qualified Financing, defined as either the earlier to occur of a) issuance of shares of preferred stock resulting in aggregate gross proceeds of at least $20,000,000 or b) an initial public offering, in each case on or before the maturity date, the principal and accrued interest on the Convertible Notes shall automatically convert into shares of the Company. In the case of the Qualified Financing being an issuance of preferred stock resulting in aggregate gross proceeds of at least $20,000,000, the Convertible Notes shall convert into shares of preferred stock having identical rights, privileges, preferences and restrictions as those issued to the investors in the Qualified Financing. In the case of the Qualified Financing being an initial public offering, the Convertible Notes shall convert into shares of common stock.

PALVELLA THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

The Qualified Financing Conversion Price is equal to the lesser of (a) 80% of the price paid per share by the investors in the Qualified Financing or (b) the price per share as calculated by dividing $126,188,357 by the number of shares of common stock outstanding on an as-converted basis immediately prior to the Qualified Financing. If the Company consummates a reverse merger within 12 months of the issuance date, then the Qualified Financing Conversion Price shall be equal to the lowest cash price per share paid by the purchasers of the equity securities in connection with the private investment in public entity (the “PIPE”) or other related financing transaction consummated concurrently with the reverse merger.

Upon a Non-Qualified Financing, defined as any issuance of preferred stock to investors on or before the maturity date with the purpose of raising capital that does not meet the definition of a Qualified Financing, the holders of the Convertible Notes have the option to convert into shares of preferred stock having identical rights, privileges, preferences and restrictions as those issued to the investors in the Non-Qualified Financing.

The Non-Qualified Financing Conversion Price is equal to the lesser of (a) 80% of the price paid per share by the investors in the Non-Qualified Financing or (b) the price per share as calculated by dividing $126,188,357 by the number of shares of common stock outstanding on an as-converted basis immediately prior to the Non-Qualified Financing.

Upon a Corporate Transaction, as defined as a) the closing of the sale, transfer, or other disposition of all or substantially all of the Company’s assets, b) the consummation of a merger with or into another entity (except for a reverse merger), or c) a liquidation or dissolution of the company, the holders will receive the greater of 1) 1.5 times the outstanding principal and accrued interest, 2) the amount the holders would have been entitled to receive had the outstanding principal and accrued interest been converted into shares of common stock at a price per share as calculated by dividing $126,188,357 by the number of shares outstanding on an as-converted basis immediately prior to the Corporate Transaction or 3) the amount the holders would have been entitled to receive had the outstanding principal and accrued interest been converted into shares of common stock immediately prior to the Corporate Transaction, at a price per share equal to 80% of the cash price per share paid or valued by the counterparty to the Company in a Corporate Transaction.

If the shares are neither repaid nor converted in connection with a Qualified Financing, Non-Qualified Financing, or Corporate Transaction, the outstanding principal and accrued interest of the Convertible Notes shall be due and payable within 30 days of the earlier of a) the date the Company receives approval of a new drug Application (NDA) by the United States Food and Drug Administration of QTORIN rapamycin b) September 6, 2027 or c) an event of default.

7. Convertible Preferred Stock

The Company amended and restated its certificate of incorporation (as amended, the “Amended Certificate”) such that it is authorized to issue 29,000,000 shares of common stock (25,500,000 voting and 3,500,000 non-voting) and 20,655,895 shares of preferred stock, with 2,241,903 shares designated as Series A-1 Convertible Preferred stock (“Series A-1 Preferred”), 1,240,134 shares designated as Series A-2 Convertible Preferred stock (“Series A-2 Preferred”), 1,533,528 shares designated as Series B Convertible Preferred stock (“Series B Preferred”), 8,509,995 shares designated as Series C Convertible Preferred stock (“Series C Preferred”) and 7,130,335 shares designated as Series D Preferred.

PALVELLA THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

The following table summarizes outstanding convertible preferred stock (in thousands, except share and per share amounts):

	September 30, 2024 and December 31, 2023			September 30, 2024
			Issued and
	Original Issue	Authorized	Outstanding	Liquidation
	Price Per Share	Shares	Shares	Preference
Series A-1 Preferred	$1.31	2,241,903	2,241,903	$2,937
Series A-2 Preferred	$1.64	1,240,134	1,240,134	2,034
Series B Preferred	$3.19	1,533,528	1,533,528	4,892
Series C Preferred	$5.29	8,509,995	8,509,995	45,000
Series D Preferred	$5.29	7,130,335	1,835,227	11,200
		20,655,895	15,360,787	$66,063

The rights and preferences of the Series A‑1 Preferred, Series A‑2 Preferred, Series B Preferred, Series C Preferred and Series D Preferred, collectively Preferred Stock, under the Amended Certificate are as follows:

Dividends

The Series D Preferred holders, in preference to holders of any other series of the Company’s stock, are entitled to cumulative dividends in an amount in cash equal to 8% of the applicable Series D Preferred original issue price of $5.2879 per annum on each outstanding share of such Series D Preferred calculated from the date of issuance of such share, if and when declared by the Company’s board of directors. The Series C Preferred holders, in preference to holders of any other series of the Company’s stock other than the Series D Preferred, are entitled to non-cumulative dividends in an amount in cash equal to 8% of the applicable Series C Preferred original issue price of $5.2879 per annum on each outstanding share of such Series C Preferred calculated from the date of issuance of such share, if and when declared by the Company’s board of directors. The holders of Preferred Stock and Common Stock are entitled to participate in the distribution of the dividend as they would have received if all outstanding shares of Preferred Stock had been converted into common stock on the date of such event, after all holders of the Series D Preferred and the Series C Preferred have received such dividend in full. No dividends were declared or paid as of September 30, 2024. The Series D Preferred cumulative preferred stock dividends in arrears were approximately $1.5 million and $0.8 million as of September 30, 2024 and December 31, 2023, respectively.

Liquidation

In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, holders of the Series D Preferred shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, and in the event of a deemed liquidation event, as defined in the Amended Certificate, the holders of Series D Preferred then outstanding shall be entitled to be paid out of the consideration payable to stockholders in such deemed liquidation event or out of the available proceeds, as applicable, before any payment shall be made to the holders of the Series A-1 Preferred, Series A-2 Preferred, Series B Preferred, Series C Preferred and Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the applicable original issue price plus and accrued but unpaid cumulative dividends, or (ii) such amount per share as would have been payable had all shares of Series D Preferred been converted into Common Stock immediately prior to such liquidation, dissolution, winding up, or deemed liquidation event (“Series D Liquidation Amount”).

In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, holders of the Series C Preferred shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, and in the event of a deemed liquidation event, as defined in the Amended Certificate, the holders of Series C Preferred then outstanding shall be entitled to be paid out of the consideration payable to stockholders in such deemed liquidation event or out of the available proceeds, as applicable, before any payment shall be made to the holders of the Series A-1 Preferred, Series A-2 Preferred, Series B Preferred and Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the applicable original issue price, or (ii) such amount per share as would have been payable had all shares of Series C Preferred been converted into Common Stock immediately prior to such liquidation, dissolution, winding up, or deemed liquidation event (“Series C Liquidation Amount”).

PALVELLA THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, after payment in full of the Series D Liquidation Amount to the holders of Series D Preferred and the Series C Liquidation Amount to the holders of the Series C Preferred, holders of shares of Series A-1 Preferred, Series A-2 Preferred, and Series B Preferred, then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, and in the event of a deemed liquidation event, as defined in the Amended Certificate, the holders of shares of Series A-1 Preferred, Series A-2 Preferred, and Series B Preferred then outstanding shall be entitled to be paid out of the consideration payable to stockholders in such deemed liquidation event or out of the available proceeds, as applicable, before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the applicable original issue price, or (ii) such amount per share as would have been payable had all shares of Series A-1 Preferred, Series A-2 Preferred, and Series B Preferred, been converted into common stock immediately prior to such liquidation, dissolution, winding up, or deemed liquidation event. If upon any such liquidation, dissolution, or winding up of the Company or deemed liquidation event, the assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A-1 Preferred, Series A-2 Preferred, and Series B Preferred, the full amount to which they shall be entitled to the holders of shares of Series A-1 Preferred, Series A-2 Preferred, and Series B Preferred shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

Voting

The holders of outstanding shares of Preferred Stock are entitled to vote on all matters and shall be entitled to vote based on the number of shares of common stock into which each share of the preferred stock is convertible.

Redemption

Preferred Stock is not subject to mandatory redemption. The Preferred Stock is subject to redemption under certain deemed liquidation events not solely within the control of the Company, as defined, and as such are considered contingently redeemable for accounting purposes and are classified as temporary equity in the Company’s balance sheets. As a result, the Preferred Stock is not currently redeemable and the Company has determined that the Preferred Stock is not considered probable to become redeemable.

Conversion

Preferred Stock is convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (a) the applicable original issue price by (b) the applicable conversion price in effect at the time of conversion.

Preferred Stock automatically converts upon the closing of a firm commitment underwritten initial public offering of common stock, in which the price per share is at least two times the Series D original issue price, subject to adjustment, resulting in gross proceeds of at least $50.0 million to the Company.

Preferred Conversion Price to
Preferred Stock	Common Stock
Series A-1 Preferred	$1.31
Series A-2 Preferred	$1.64
Series B Preferred	$3.19
Series C Preferred	$5.29
Series D Preferred	$5.29

For Preferred Stock, the preferred conversion price and the rate at which applicable shares may be converted is subject to adjustment upon the occurrence of certain events. As of September 30, 2024 and December 31, 2023, the effective conversion ratio for all Preferred Stock is one for one.

PALVELLA THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

8. 2019 Equity Incentive Plan

In March 2019, the Company adopted the 2019 Equity Incentive Plan (the “Plan”), which provides employees, consultants and advisors, and non-employee members of the Board of Directors and its affiliates with the opportunity to receive grants of incentive stock options, nonqualified stock options, and stock awards. In March 2024, the Company amended the 2019 Plan to include an additional 1,171,768 shares available for awards under the Plan. A total of 2,782,809 shares of the Company’s non-voting common stock may be issued for grants under the Plan. As of September 30, 2024, there were 2,149,138 options granted and 633,671 were available for grant.

For incentive stock options and non-statutory stock options, the option exercise price may not be less than 100% of the estimated fair value on the date of grant. Options granted to employees typically vest over a four-year period but may be granted with different vesting terms. The options expire ten years from the grant date.

A summary of activity under the Plan for the nine months ended September 30, 2024 as follows:

	Common	Weighted	Weighted
	Shares	Average	Average
	Underlying	Exercise	Remaining
	Stock	Price per	Contractual
	Options	Share	Life (Years)
Outstanding at December 31, 2023	1,581,041	$2.72	7.3
Granted	568,097	2.33
Exercised	—
Forfeited / Cancelled	—
Outstanding at September 30, 2024	2,149,138	$2.62	7.4

Exercisable at September 30, 2024	1,287,990	$2.61	6.2

The aggregate intrinsic value for both options outstanding and options exercisable as of September 30, 2024 was $69,000.

During the three months ended September 30, 2024 and 2023, the Company recognized $199,000 and $154,000, respectively, of stock-based compensation expense, of which $52,000 and $13,000, respectively, was recorded as general and administrative expense and $147,000 and $141,000, respectively, was recorded as research and development expense in the accompanying statements of operations.

During the nine months ended September 30, 2024 and 2023, the Company recognized $562,000 and $454,000, respectively, of stock-based compensation expense, of which $126,000 and $42,000, respectively, was recorded as general and administrative expense and $436,000 and $412,000, respectively, was recorded as research and development expense in the accompanying statements of operations.

As of September 30, 2024, there was approximately $1.6 million of unrecognized compensation cost related to non-vested stock options, which is expected to be recognized over a remaining weighted-average service period of 3.0 years.

9. Income Taxes

The Company recorded no provision for income taxes for both the periods ended September 30, 2024 and 2023.

In assessing the realizability of the net deferred tax asset, the Company considers all relevant positive and negative evidence in determining whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The realization of the gross deferred tax assets is dependent on several factors, including the generation of sufficient taxable income prior to the expiration of the NOLs. Management believes that it is more likely than not that the Company’s deferred income tax assets will not be realized. As such, there is a full valuation allowance against the net deferred tax assets as of September 30, 2024 and December 31, 2023.

PALVELLA THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

The Company recognizes interest and penalties related to uncertain tax positions in income tax expense. As of September 30, 2024 and December 31, 2023, the Company reported no liabilities for unrecognized tax benefits along with no related interest and penalty exposure as accrued income tax on the accompanying balance sheets. Income tax returns for the tax years 2020 and later remain subject to examination by the taxing authority jurisdictions.

10. Commitments and Contingencies

Lease

The Company leases office space in Wayne, Pennsylvania, under a lease agreement, as amended, expiring on October 31, 2025 that had an initial term of less than 12 months. The minimum lease payments due under this lease are as follows as of September 30, 2024 (in thousands):

Year ended December 31,
2024	$20
2025	67
Total future minimum payments	$87

Rent expense recorded during the three months ended September 30, 2024 and 2023 was $20,000. Rent expense recorded during the nine months ended September 30, 2024, and 2023 was $60,000.

Litigation

Liabilities for loss contingencies arising from claims, assessments, ligation, fines, penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. There are no matters currently outstanding.

11. Net Loss Per Share

Basic and diluted net loss per share is calculated as follows (in thousands, except share and per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net loss per share of common stock
Numerator:
Net loss	$(6,775)	$(2,832)	$(13,483)	$(1,848)
Less cumulative preferred Series D dividends	(194)	(194)	(582)	(582)
Net loss available to common shareholders – basic and diluted	$(6,969)	$(3,026)	$(14,065)	$(2,430)

Denominator:
Weighted-average number of shares outstanding used in computing net loss per share, basic and diluted	5,720,009	5,720,009	5,720,009	5,720,009

Net loss per share, basic and diluted	$(1.22)	$(0.53)	$(2.46)	$(0.42)

PALVELLA THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

The following potentially dilutive securities have been excluded from the calculation of diluted weighted-average shares of common stock outstanding, as they would be anti-dilutive:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Convertible preferred stock	15,360,787	15,360,787	15,360,787	15,360,787
Stock options to purchase common stock	2,149,138	1,611,041	2,149,138	1,611,041

Amounts in the above table reflect the common stock equivalent.

12. Subsequent Events

In December 2024, the Company received an additional $6.0 million in exchange for a convertible promissory note. The Convertible Note bears an annual interest of 2.0% plus SOFR and shall be due and payable upon the earlier to occur of September 2027 or certain events defined in the Convertible Note. Under certain circumstances, the Convertible Note is convertible at the option of requisite holders into the Company’s equity securities at defined conversion prices.

In December 2024, the Company closed the merger receiving $11.4 million of cash from the public company and an additional $66.0 million from the closing of the PIPE, $60.0 million from PIPE investors and $6.0 million received from convertible notes. The total PIPE was $78.4 million in total cash, of which $18.4 million was received under convertible notes, and $60.0 million received at the closing of the PIPE.